UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2022

Pharma-Bio Serv, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50956	20-0653570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Road 696, Dorado, Puerto Rico	00646
(Address of PRincipal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code (787) 278-2709

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 23, 2022, Pharma-Bio Serv, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Below is a summary of the proposals and corresponding votes.

Howard Spindel was elected as a Class III director to serve for a term until the 2025 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Howard Spindel received the following votes:

Nominee	Votes For	Votes Withheld
Howard Spindel	13,636,564	2,101

There were 2,639,780 broker non-votes on this proposal.

The ratification of the selection of Crowe PR PSC as the Company's independent certified public accountants for the fiscal year ending October 31, 2022 received the following votes:

Votes For	Votes Against	Abstain
16,276,343	1,302	800

There were no broker non-votes on this proposal.

The non-binding advisory vote on the compensation of the named executive officers of the Company received the following votes:

Votes For	Votes Against	Abstain
13,625,761	5,630	7,274

There were 2,639,780 broker non-votes on this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.

Date: June 24, 2022	By:	/s/ Pedro J. Lasanta
Pedro J. Lasanta
Chief Financial Officer, Vice President Finance and Administration and Secretary

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